Exhibit 10.17

WEBTOON ENTERTAINMENT INC.

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted a stock option (the “Stock Option”) to purchase certain Shares of WEBTOON Entertainment Inc. (the “Company”) pursuant to the WEBTOON Entertainment Inc. Third Amended and Restated 2020 Equity Incentive Plan, as amended (the “Plan”), as follows:

Participant:	David Lee

Vesting Commencement Date:	November 1, 2023

Grant Date:	November 22, 2023

Number of Option Shares:	19,766.99 Shares

Exercise Price:	$610

Option Expiration Date:	The date eight (8) years after the Grant Date

Tax Status of Stock Option:	Incentive Stock Option

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon termination of Participant’s Service to the Company, any portion of the Stock Option that is not exercisable as of such date of termination shall automatically expire in accordance with the Stock Option Agreement.

The exercise price set forth above represents an amount the Company believes to be no less than the Fair Market Value of a Share as of the Grant Date, determined in good faith in compliance with the requirements of Section 409A or Section 422 of the Code. However, there is no guarantee that the Internal Revenue Service (the “IRS”) will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such Fair Market Value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its Directors, Officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with a tax advisor regarding the tax consequences of the Stock Option, including the application of Section 409A and Section 422 of the Code.

By their signatures below, the Company and the Participant agree that the Stock Option is governed by this Notice of Grant of Stock Option and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Stock Option subject to all of their terms and conditions.

WEBTOON ENTERTAINMENT INC.		David Lee

By: /s/ Junkoo Kim		Signature	/s/ David Lee
Its: Chief Executive Officer		Date
Address:	5700 Wilshire Blvd, Ste 220	Address:
Los Angeles, CA 90036

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

WEBTOON ENTERTAINMENT INC.

STOCK OPTION AGREEMENT

WEBTOON Entertainment Inc. has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Stock Option Agreement”) is attached a Stock Option to purchase certain Shares upon the terms and conditions set forth in the Grant Notice and this Stock Option Agreement. The Stock Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of WEBTOON Entertainment Inc. Third Amended and Restated 2020 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Stock Option Agreement and the Plan; (b) accepts the Stock Option subject to all of the terms and conditions of the Grant Notice, this Stock Option Agreement and the Plan; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Stock Option Agreement or the Plan.

1.	Definitions and Construction.

1.1.  Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2.  Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Stock Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Tax Consequences.

2.1. Tax Status of Stock Option. This Stock Option is intended to have the tax status designated in the Grant Notice.

a.  Incentive Stock Option. If the Grant Notice so designates, the Stock Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that the Stock Option qualifies as such. The Participant should consult with the Participant’s own tax advisor regarding the tax effects of the Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO PARTICIPANT: If the Stock Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Stock Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

b.  Nonstatutory Stock Option. If the Grant Notice so designates, the Stock Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

2.2. ISO Fair Market Value Limitation. If the Grant Notice designates this Stock Option as an Incentive Stock Option, then to the extent that the Stock Option (together with all Incentive Stock Options granted to the Participant under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, Stock Options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the Stock Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Stock Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Participant may designate which portion of such Stock Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Stock Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Stock Option. (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Stock Option (that is, the Exercise Price multiplied by the Number of Stock Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the President of the Company to ascertain whether the entire Stock Option qualifies as an Incentive Stock Option.)

3.	Administration.

All questions of interpretation concerning the Grant Notice, this Stock Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Stock Option shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Stock Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Stock Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Stock Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein; provided, that the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.	Exercise of the Stock Option.

4.1.  Right to Exercise the Stock Option. Subject to the Participant’s continuous employment with the Company through the applicable vesting dates, 1/12th of the total number of Option Shares subject to the Stock Option shall vest and become exercisable on the last day of each of the first 12 successive three-month periods following the Vesting Commencement Date. The Stock Option will vest in a whole number of Option Shares; any fractional Option Shares will be rounded down and will be available to vest (in whole numbers) on the next vesting date. In the event the Participant’s Service is terminated by the Company without Cause or by the Participant for Good

Reason (each as defined in the Executive Employment Agreement, dated October 14, 2023, by and between the Company and the Participant (the “Employment Agreement”)), in each case, within 12 months following a Change in Control, any unvested portion of the Stock Option shall immediately vest upon such termination of the Participant’s Service.

4.2.  Exercise Period. To the extent that the Stock Option becomes exercisable pursuant to Section 4.1 and so long as Participant remains in Service (as applicable) to the Company or a Participating Company on the date that the Participant exercises the Stock Option, the Stock Option may be exercised during the period between the third anniversary of the Grant Date and the eighth anniversary of the Grant Date (the “Exercise Period”).

4.3.  Method of Exercise. Exercise of the Stock Option during the Exercise Period shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company, which as of the Grant Date is the Stock Option Exercise Notice attached to this Stock Option Agreement. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Stock Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Stock Option, the number of whole Shares for which the Stock Option is being exercised, the spousal acknowledgement (if applicable), and such other representations and agreements as to the Participant’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Stock Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Stock Option and must be accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased. The Stock Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.4.  Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the exercise of the Stock Option. Except as provided by the preceding sentence, a certificate for the Shares as to which the Stock Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.   No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

6.   Miscellaneous Provisions.

6.1.  Confidential Nature. The Participant acknowledges and agrees that the nature and terms of this Stock Option Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to the Internal Revenue Service, state tax authorities, the

Participant’s accountant, financial, or tax advisor, the Participant’s attorneys, the Participant’s immediate family, or as required by law, subpoena or governmental or regulatory investigation or as reasonably necessary in connection with any litigation with the Company; provided, that to the extent the Participant is asked to disclose any confidential information in connection with a subpoena or governmental or regulatory investigation, the Participant will, to the extent permitted by law, provide notice to the Company and cooperate with the Company to limit such disclosure.

6.2.  Termination or Amendment. The Board may terminate or amend the Plan or the Stock Option at any time; provided, however, that except as provided in Section 8 of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the Stock Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Stock Option Agreement shall be effective unless in writing.

6.3.  Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Stock Option Agreement.

6.4.  Binding Effect. Subject to the restrictions on transfer set forth herein, this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6.5.  Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

6.6.  Integrated Agreement. The Grant Notice, this Stock Option Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter, including Section 2(d) of the Employment Agreement as it relates to the restricted stock units referenced therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Stock Option Agreement and the Plan shall survive any exercise of the Stock Option and shall remain in full force and effect.

6.7.  No Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to any Shares covered by the Stock Option until the date of the issuance of the shares for which the Stock Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Stock Option Agreement shall confer upon the Participant any right to continue in the Service of the Company or Subsidiary or interfere in any way with any right of the Company to terminate the Participant’s Service to the Company as a Director, an Employee or Consultant, as the case may be, at any time.

6.8.  Applicable Law. This Stock Option Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law rules.

6.9.  Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.